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EXHIBIT 99.1

       AP HENDERSON GROUP ANNOUNCES NEW BOARD OF DIRECTORS AND MANAGEMENT

Los Angeles, July 28, 2004 - AP Henderson Group (OTCBB:APHG) announced today the appointment of Jeffrey Co to the position of Chairman of the Board and CEO. Also announced was the Board appointment of Hyundai MultiCAV Computer Shanghai Co.'s CFO, Lanman Hong, along with Baocheng Han and New Vice Chairman Richard Lui. The new Board also announced that it had unanimously voted to accept the resignation of Richard Henry, former Chairman and CEO, effective as of July 22, 2004.

New Chairman and CEO Jeffrey Co states, "I am honored to be elected as the Chairman and CEO of AP Henderson Group. As the new Chairman of the Board, I am truly aware of the great responsibility given to me. I will work closely with all employees to lead AP Henderson into a promising tomorrow as one of the most respected high-technology companies for the shareholders and investors."

Mr. Co continues, "We are in an era of information, growing popularity of internet applications and the development of wireless communication. All lead to endless business opportunities for AP Henderson Group. Our Company will strengthen in three main areas to compete in the IT industry, Research and Development, Manufacture Capacity and Customer Service. Today, AP Henderson is a renewed and energized corporation and I am very excited about its future development and expansion."

AP Henderson Group is an emerging company that utilizes its market presence in the United States and experience in the greater China region to identify and pursue available business opportunities. We intend to target valuable venture opportunities both in the high-technology and technology-driven manufacturing industries. We made two acquisitions in 2004 in furtherance of our business plan. In January of 2004, we acquired Slide View Corp. Slide View is the sole beneficial owner of US Patent number 6,532,146 and 6,667,877, covering two versions of piggy-backed, side-by-side monitor screens in a laptop. In April of 2004, we acquired Hyundai MultiCAV Computer Shanghai Co., Ltd., ("HMCS") a Chinese Company. HMCS is engaged in the business of design, manufacture, and marketing of computer hardware, computer peripheral equipment and consumer electronic products, including desktop computers, laptop computers, server communication equipments, LCD monitors, LCD television, software and online gaming programs.

FORWARD LOOKING STATEMENTS
The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) the continued development and completion of the X-panel products; (2) expected revenue and earnings growth; (3) estimates regarding the size and our penetration of target markets for the X-panel products; (4) availability of working capital. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) our present lack of working capital and our ability to obtain working capital as required, (2) our management's lack of experience in the production and marketing of computer peripherals; (3) the early stage of development of our X-panel products. These forward-looking statements are made as of the date of this release, and the company assumes no obligation to update such forward-looking statements. Refer to the company's reports filed with the Securities and Exchange Commission for more information.


CONTACT:
--------
Tony Schor/Kevin Dudley
Investor Awareness, Inc.            AP Henderson Group
847-945-2222                        213-538-1203
www.investorawareness.com           www.aphenderson.com